SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2012

ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5605 Carnegie Boulevard, Suite 500

Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)

(704) 731-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

With regard to the status of B. Bernard Burns, Jr. as an independent director of EnPro Industries, Inc. (the “Company”), the Company confirms the following information:

•

Prior to Mr. Burns’ election to the board of directors, the Company had ceased all business relationships with McGuireWoods Capital Group, a merger and acquisition advisory group of which Mr. Burns serves as a managing director. McGuireWoods Capital Group does not provide any services to the Company, and the Company does not intend to engage McGuireWoods Capital Group for any services.

•

Prior to his election to the board of directors, Mr. Burns ceased to serve as a partner of McGuireWoods LLP, and currently is of counsel to that law firm. In addition, at no time has Mr. Burns ever worked on any legal matter for the Company. The amount of fees paid to McGuireWoods LLP for services in 2011 was approximately $55,000, representing less than 0.01% of that firm’s gross revenues for 2011.

Important Information

In connection with the solicitation of proxies, on March 20, 2012, the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the Company’s 2012 Annual Meeting of Shareholders (the “Proxy Statement”). THE COMPANY’S SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY THE COMPANY WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. In addition, the Company files annual, quarterly and current reports with the SEC. These other reports, the Proxy Statement and other solicitation materials can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.enproindustries.com. The Proxy Statement and copies of other solicitation materials can also be obtained at no charge at www.proxyvote.com or by writing to EnPro Industries, Inc., 5605 Carnegie Boulevard, Suite 500, Charlotte, North Carolina 28209, Attention: Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2012

ENPRO INDUSTRIES, INC.

By:	/s/ Richard L. Magee
Richard L. Magee
Senior Vice President, General Counsel and Secretary

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